UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

January 3, 2014
Date of Report (date of Earliest Event Reported)

GAWK INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-180611	33-1220317
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

201 St. Charles Avenue, Suite 4700, New Orleans, LA 70170
(Address of principal executive offices and zip code)

888-754-6190
(Registrant’s telephone number, including area code)

NOT APPLICABLE (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On December 31, 2013, Gawk Incorporated (the “Purchaser”), and High Profile Distribution, LLC (the “Seller”) closed on an Asset Purchase Agreement, dated December 31, 2013 (the “Asset Purchase Agreement”), whereby the Purchaser purchased from the Seller, all rights, title and interest in and to the television series currently entitled “House Game”, together with all other literary material and other intellectual property relating thereto in consideration in exchange for the Purchaser’s issuance to the Seller of 18 Series C Preferred Shares representing $18,000,000 worth of the Company’s Common Stock upon conversion in accordance with the Company’s Amended and Restated Articles of Incorporation and its Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series C Convertible Preferred Stock (the “Issued Shares”).

In connection with the Stock Purchase, the company has continued its focus on the business of online distribution of all digital content.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Board Consent Extending Deadline to Exercise Warrants

On December 30, 2013, the Board of Gawk Incorporated (the “Company”) modified Section 2 of the Warrant Agreement dated November 14, 2013, by extending the exercise deadline entitling Poker Junkies, LLC to purchase from the Company 8,000,000 shares of Series B Preferred Stock from December 31, 2013 until the new date of June 30, 2014.

The foregoing description of the terms of the Action By Written Consent of the Board of Directors of Gawk Incorporated dated December 30, 2013 (“Board Consent”) is qualified in its entirety by reference to the provisions of the Board Consent filed as Exhibit 10.2 to this report, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Directors; Election of Directors; Appointment of Certain Officers

Departure of Officer and Director; Election of New Officer and Director

On December 31, 2013, the Board of Gawk Incorporated (the “Company”), accepted the resignation of Scott Kettle as the Company’s Chief Executive Officer (“CEO”), President, and Director, and appointed Mr. Kettle to serve the Company as Chief Information Officer (“CIO”).  On the same date the Board appointed Mr. Mars Callahan as the Company’s new CEO, President and Director.  On the same date, the Board appointed Mr. Ryan Wyler as the Company’s Chief Technology Officer.  John Hermansen, the Company’s Chief Content Officer, continues to serve in that capacity, and he remains a member of the Board.

The foregoing description of the terms of the Action By Written Consent of the Board of Directors of Gawk Incorporated dated December 31, 2013 (“Board Consent”) is qualified in its entirety by reference to the provisions of the Board Consent filed as Exhibit 10.3 to this report, which is incorporated by reference herein.

Mars Callahan – Chief Executive Officer (CEO), President and Director

Mars Callahan, age 42, was born in Studio City, California. By age eleven he was touring with a children’s musical group for Columbia Artists and by fifteen he had landed a supporting role on the hit television series The Wonder Years. National commercials and several other TV appearances on shows like Growing Pains, Cagney and Lacey and ER led Mars to the big screen where he appeared in films with Tom Hanks (Bachelor Party, That Thing You Do), Charles Grodin (Clifford) and Brad Pitt (Kalifornia).

Not satisfied sitting around and waiting for others to create a screenplay for him to act in, Callahan decided to create his own material. It is the writing that gets actors from all over to want to work with Callahan as is evident by the academy award winning actors that seem to play parts in all of his pictures. First came the acclaimed short film, The Red Bag. This was followed by the first of Mars' independent feature films Double Down starring Jason Priestly and Richard Portnow. Then came the highly successful and critically acclaimed PoolHall Junkies starring Christopher Walken, Chazz Palminteri, Rod Steiger and Mars Callahan in the lead role of Johnny Doyle. A festival and indie hit, the film was nominated for Best Sports Film at the 2003 ESPY's and had doors opening up all over Hollywood for Callahan, from both the independent and studio world. The success of the film even inspired The Game Show Network to hire Callahan to create a billiard television show for their Network.

Choosing his next film wisely, Callahan once again wore several hats on his cinematically complicated picture writing, starring, producing and directing What Love Is, which was released by Sony Pictures and The Weinstein Company. Starring in the ensemble cast with Callahan was Cuba Gooding Jr, Matthew Lillard, Anne Heche, Gina Gershon and Sean Astin. One of the first films to shoot in HD 4:4:4 film stream mode using Viper digital cameras, this was the beginning of Callahan's obsession with using forefront technology through his film making. Since that time, several of Callahan's projects in both film and television have used cutting edge technologies creating shows for network television as well as indie platforms, that are helping to shape the way content is being accepted and viewed by the general public. The preferred method of delivery for the new generation of viewers is on demand, with innovative technology leading the charge. Callahan has been testing the boundaries of technology and storytelling for years. With his credibility in both the studio and indie world the transition from filmmaker/creator/distributor to Gawk, CEO should and will be smooth sailing for the visionary that Mars Callahan is, as he leads the charge of expanding the model of the newest form of delivery and distribution with Gawk.

Mr. Callahan does not serve as a director of any other publicly registered company.

John Hermansen – Chief Content Officer (CCO) and Director

John Hermansen, age 43, has produced over 250 episodes of television and five feature length motion pictures. He began working in production and as an assistant director on such notable studio films as Con Air, The Crucible, Almost Heroes, Waiting for Guffman, Home for the Holidays, as well as working with directors Tim Burton, Jodi Foster, Peter Yates, Barry Levinson, Christopher Guest, and James Cameron, leading to him becoming one of the youngest members to be accepted into the Director's Guild of America.

In 1999, John went on to Executive Produce, among others, MTV's #1 hit show Taildaters (over 130 episodes), MTV's Burned, GSN's Vegas Weddings Unveiled, The Style Networks' Ultimatum,  VH1's Love Songs.

John then went on to produce such notable feature films such as Poolhall Junkies, starring Christopher Walken, Chazz Palminteri and Rod Steiger, Kickin' It Old Skool, starring Jamie Kennedy, Gray Matters starring Heather Graham, Bridget Moynahan, Tom Cavanaugh, and Sissy Spacek and What Love Is starring Cuba Gooding, Jr., Matthew Lillard, Gina Gershon, Anne Heche and Sean Astin. In 2008, Hermansen produced the feature film Revenge of the Zeroes starring John Goodman and Jamie Kennedy.

John currently resides in Los Angeles, Ca. with his wife and two children.

Mr. Hermansen does not serve as a director of any other publically registered company.

Ryan Wyler – Chief Technology Officer (CTO)

Ryan Wyler, age 38, was born in Long Beach, California.  Exposed early to the world of entertainment & business his parents were directors for the Miss USA Pageant, several touring youth performing groups, and owners of video stores across the Western United States.

In 1987 (at age 12) Ryan was already programming in C and a Sys-Op (system operator) of several BBS (Bulletin Board Systems) in the Phoenix Metropolitan area.  By age 17, Ryan had developed and integrated several network focused on business solutions for regional establishments.  In 1997, Ryan joined Arizona based GoodNet,  the leading Internet & backbone provider that was later acquired by WinStar Communications.  With the Y2K digital pandemic, Ryan lead several solutions and deployments to insure the readiness to Motorola’s SATCOM division which was created and maintains the global wireless Iridium satellite cluster.

In 2001, Ryan created several automated deployment strategies for American Express.  Ryan’s strategies enabled a 3000% growth to the core web enabled service infrastructure at American Express by supporting the booming demand for Internet enabled services.  In 2004, American Express outsourced their technologies department to IBM Global Services.   Impressed with Ryan’s work at Amex, IBM then commissioned Wyler to further develop technologies called “VSA” (Virtual Systems Admin) to manage and automate the key infrastructure of many of its customers including Nissan, Honeywell, Johnson & Johnson, American Express, and many more.

Advancements and recognition within IBM allowed for Ryan’s mobility and access within senior leadership at the company.  This recognition led to a very special project involving IBM’s CEO, Sam Palmisano and Apple’s CEO Steve Jobs. The project improved and brought Apple systems into the IBM infrastructure.  As a result of his work within the two companies, Ryan earned a direct iTunes Distribution agreement, making him one of the very first independent distributors on the iTunes platform.  The distribution agreement, led to Ryan launching his own company, which he called, BridgeTone.  Established in 2004, BridgeTone immediately became a destination for independent artists to thrive. In addition to utilizing its direct iTunes distribution agreement the company became a production company for music videos, festivals and worldwide tours.   Several of the artists have reached gold record status on the iTunes platform and on labels all over the world.  In addition to the iTunes success with music artists Ryan has led several viral campaigns that have resulted in over 500 million views on YouTube.

Returning to American Express in 2011 as a lead technical architect, Wyler created the development and deployment of the massive Big Data cluster, comprised of over 2,000 nodes consisting of over 32 Petabytes of raw storage, migration of the data warehouse from Sybase IQ to Teradata Systems, and deployment of High Availability storage appliances, saving American Express tens of millions of dollars per year.

With the continued progression of technology, Ryan’s experiences over the last 20 years have been the ultimate training ground for him to become the Chief Technology Officer of Gawk.   Art, commerce, technology, and his ability to create sophisticated, elegant and scalable solutions for the on-line distribution of content is why Ryan Wyler’s career thus-far, has been the perfect precursor to his assignment at Gawk.

Scott Kettle – Chief Information Officer (CIO)

Mr. Kettle, age 45, is the founder of a series of successful family-owned and operated public companies in the telephony and telecommunications industry in the wake of the government-mandated break-up of AT&T’s monopoly some 25 years ago. Beginning with Thrifty-Tel (TTEL) in partnership with his father William Kettle, a steeply discounted provider of long-distance telephone service and pioneer of Flat Rate Communications, Kettle moved on to the wholesale sector serving as CIO for Five Star Telecom from 1994 to 1999. In 1998, Mr. Kettle founded and served as President and CEO of Tele Com Specialists, Inc. a software company. Kettle moved into the emerging DSL area, founding SpeeDsl, Inc. Within two years, from 1999 until 2002, SpeeDsl became the largest provider of DSL services to businesses in America ranking as high as #1 in customer satisfaction. The next venture was as the visionary driving force behind eWAN 1, Inc. (EWAN) serving in the capacity of CEO and President. eWAN pioneered the burgeoning IPTV sector.

Mr. Kettle’s extensive public company experience and more than twenty-five years of executive management give him the qualifications and skills to serve as a senior executive for the Gawk team

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are furnished herewith:

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated December 31, 2013, between Gawk Incorporated and High Profile Distribution, LLC

10.2	Action By Written Consent of the Board of Directors of Gawk Incorporated dated December 30, 2013

10.3	Action By Written Consent of the Board of Directors of Gawk Incorporated dated December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAWK INCORPORATED

Date: January 3, 2014	By:	/s/ MARS CALLAHAN
	Name:	Mars Callahan
	Title:	President, Chief Executive Officer